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  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-63001) of our report dated February 15, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


  PricewaterhouseCoopers LLP

  Houston, Texas
  March 16, 2000